UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

VERICITY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38945	46-2348863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 E Touhy Suite 205W
Des Plaines, Illinois		60018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 288-0073

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VERY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Agreement and Plan of Merger

On June 28, 2024, Vericity, Inc. (the “Company”), completed its previously announced merger with Long Grove Acquisition Corp. (“Merger Sub”), a subsidiary of IA American Holdings Inc. (“Parent”). Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 3, 2023, by and among the Company, Merger Sub, Parent, and, solely for purposes of Section 6.03 and Article IX thereof, iA Financial Corporation, Inc., Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, each share of the Company’s common stock, par value $0.001 per share, (the “Company Common Stock”) outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (subject to certain exceptions, including any shares of Company Common Stock owned by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware) was, at the Effective Time, automatically converted into the right to receive $11.43 in cash, without interest and subject to applicable withholding taxes (the “Merger Consideration”).

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on October 3, 2023, and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated in this Item 3.01 by reference.

In connection with the consummation of the Merger, trading of the Company Common Stock on the Nasdaq Capital Market (the “Nasdaq”) was suspended following the close of trading on June 27, 2024, and the Company Shares became eligible for delisting from the Nasdaq and termination of registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has requested that Nasdaq file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 with respect to the Company Common Stock to report the delisting of the Company Common Stock from Nasdaq and to deregister the Company Common Stock under Section 12(b) of the Exchange Act.

After the Form 25 becomes effective, the Company intends to file with the SEC a certificate of notice of termination on Form 15 with respect to the Company Common Stock, requesting that the Company Common Stock be deregistered under Section 12(g) of the Exchange Act, and that the reporting obligations of the Company with respect to the Company Common Stock under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 and 3.01 of this Current Report on Form 8-K is incorporated in this Item 3.03 by reference.

In connection with the completion of the Merger and at the Effective Time, holders of the Company Common Stock immediately prior to such time ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration) and accordingly, no longer have any interest in the Company’s future earnings or growth.

Item 5.01 Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated in this Item 5.01 by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Parent. The aggregate Merger Consideration payable by Parent in connection with the Merger is approximately $170 million, funded by existing cash on hand and available liquidity.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated in this Item 5.02 by reference.

Director Changes and Arrangements

In accordance with the terms of the Merger Agreement, at the Effective Time, each of the seven directors of the Company prior to consummation of the Merger (Eric Rahe, Richard A. Hemmings, James E. Hohmann, Neil Ashe, Calvin Dong, Scott Perry and Laura R. Zimmerman) ceased to be directors of the Company. In accordance with the terms of the Merger Agreement, the directors of Merger Sub in office immediately prior to consummation of the Merger (Denis Ricard, Michael L. Stickney, Joe W. Dunlap, Sean O'Brien and James E. Hohmann) became the directors of the Company at the Effective Time and will be the directors of the Company until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

There are no arrangements or understandings between any of Denis Ricard, Michael L. Stickney, Joe W. Dunlap, Sean O'Brien and James E. Hohmann and any other persons pursuant to which any of Denis Ricard, Michael L. Stickney, Joe W. Dunlap, Sean O'Brien, and James E. Hohmann, as applicable, was selected as a director of the Company. None of Denis Ricard, Michael L. Stickney, Joe W. Dunlap, Sean O'Brien and James E. Hohmann has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

Pursuant to the terms of the Certificate of Merger, at the Effective Time, the Certificate of Incorporation of the Surviving Corporation was amended and restated to be the Third Amended and Restated Certificate of Incorporation of Vericity, Inc., and pursuant to the terms of the Merger Agreement, the Bylaws of Merger Sub in effect immediately prior to the Effective Time became the Amended and Restated Bylaws of the Surviving Corporation, which will remain the Third Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, respectively, of the Surviving Corporation, except that the name of the Surviving Corporation shall remain as Vericity, Inc., until changed or amended as provided therein or pursuant to applicable law.

Copies of the Third Amended Certificate of Incorporation and Amended and Restated Bylaws of the Surviving Corporation are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On June 28, 2024, the Company issued a press release announcing the completion of the Merger. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of October 3, 2023, by and among Vericity, Inc., IA American Holdings Inc., Long Grove Acquisition Corp. and, solely for purposes of Section 6.03 and Article IX thereof, iA Financial Corporation, Inc.

3.1	Third Amended Certificate of Incorporation.
3.2	Amended and Restated Bylaws.
99.1	Press Release issued Vericity, Inc., dated as of June 28, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vercity, Inc.

Date:	June 28, 2024	By:	/s/ John Buchanan
John Buchanan General Counsel and Secretary